UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 21, 2017

ENVOY GROUP CORP.
(Exact Name of Registrant as Specified in its Charter)

Florida	333-188785	46-2500923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8275 S. Eastern Avenue, Suite 200, Las Vegas, NV, 89123
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code:  (702) 724- 2643

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Director

(1) On July 21, 2017 Envoy Group Corp. (the “Company”) appointed Matt deFouw as a Director of the Company and President.

(2) Mr. deFouw was not appointed pursuant to any arrangement or understanding between Mr. deFouw and any other person pursuant to which he was selected as a director.

(3) Mr. deFouw has not been appointed to any committees of the Board, since the Board does not presently have any committees.

(4) The Company had entered into a transaction with Mr. deFouw on June 17, 2017.

(5) Mr. deFouw has a formal employment agreement with the Company.

Mr. deFouw, age 39, has wide-ranging business development and operational experience having worked throughout North America. Mr. deFouw has served as a director and in management for a number of private sector companies and has played a key role in successfully raising millions of dollars in equity. His experience has included various executive, technical and managerial positions within several technology companies. Mr. deFouw has been responsible for the direct expenditure and budgeting of millions of dollars. Mr. deFouw is the current chair of a government funded technology accelerator network in the interior of British Columbia, is a director and Vice President of a government funded senior’s housing society, and is the acting president and director of a youth sports organization with more than 500 members.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVOY GROUP CORP.

July 21, 2017

/s/ Harpreet Sangha

Harpreet Sangha

CEO